EXHIBIT 10.14

THE PEAK TECHNOLOGIES GROUP, INC.
NONQUALIFIED STOCK OPTION PLAN


The following sets forth the terms of the Non-qualified Stock
Option Plan (the "Plan") of THE PEAK TECHNOLOGIES GROUP,
INC., ("Peak"), a Delaware corporation, duly adopted by the Board of Directors of Peak as of the 1st day of April, 1992, and revised by unanimous written consent of the Board of Directors on February 17, 1997.

I.Purpose of the Plan

The Plan is intended as an incentive to key employees of Peak and its present and future subsidiaries, to expand and improve the profit position of Peak and its subsidiaries. Its purposes are to retain such employees (hereinafter collectively referred to as "employees") with a high degree of training, experience and ability, to attract new employees whose services are considered unusually valuable, to encourage the sense of proprietorship of such persons, and to stimulate the active interests of such persons in the development and financial success of Peak and its subsidiaries.

II.Administration of the Plan

The Board of Directors of Peak shall appoint and maintain a Non-qualified Stock Option Committee (the "Committee"), which shall consist of two or more members of the Board of Directors who shall serve, without compensation, at the pleasure of the Board of Directors. Subject to the provisions of the Plan, the Committee shall have full power and authority to designate key employees to receive options, to determine the number of shares to be covered by each of the options, the option price, conditions to be imposed on such grants, and the time or times at which options shall be granted, and to grant options and to interpret the provisions and supervise the administration of the Plan. The Board of Directors may, from time to time, appoint members of the Committee in substitution for and in addition to members previously appointed, and may fill vacancies, however caused, in the Committee.

The Committee shall select one of its members as a Chairman and, shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum. All actions of the Committee shall be taken by a majority of its members.
Any action may be taken by written instrument signed by the members, and actions so taken shall be as effective as if taken by members at a meeting duly called and held. The Committee may appoint a Secretary, who need not be a director of Peak, who shall keep the minutes of the meetings, and the Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable.

Unless otherwise expressly provided by the Committee in any specific instance, the action of the Committee designating a key employee to receive an option pursuant to this Plan, determining the number of shares to be subject to the option and setting the option price of the shares subject to the option, shall constitute the granting of the option, and the date when the Committee shall take the action if all conditions imposed are met shall be the date of granting the option.

III.Designation of Participants

The persons eligible to receive options pursuant to the Plan
(individually, the "Optionee") shall include all employees of Peak of any of its subsidiaries. Options may be granted by the Committee to any member of the Committee who otherwise qualifies hereunder, but only following ratification of such grant by the Board of Directors of Peak.
The directors of Peak shall not be eligible to participate in the Plan as directors, but directors otherwise qualified shall be eligible to participate. An employee who has been granted an option hereunder may, if otherwise eligible, be granted an additional option or options if the Committee shall so determine.

IV.Shares Subject to the Plan

There have been reserved for issuance upon the exercise of options to be granted from time to time under the Plan, a maximum aggregate of One Hundred Twenty Eight Thousand (128,000) of the authorized but unissued shares of Class A Common Stock, $0.01 par value ("shares" or "Common Shares"), of Peak as constituted on March
31, 1992. Subject to the above aggregate maximum, no maximum is imposed by the Plan as to the number of shares to be covered by any option. The shares subject to the Plan shall consist of unissued Common Shares or previously issued Common Shares reacquired and held by Peak.
Any of such shares which may remain unsold and which are not subject to outstanding options at the termination of the Plan, shall cease to be subject to the Plan, but until termination of the Plan Peak shall at all times make available a sufficient number of shares to meet the requirements of the Plan. Should any option expire or be canceled prior to its exercise in full, the shares theretofore subject to such option may again be subject to an option under the Plan.


V.Option Price

The option price for each share placed under option pursuant to the Plan shall be determined by the Committee.

VI.Option Period

Any option granted under this Plan shall terminate and be of no force and effect in accordance with its terms, and in any event with respect to any shares not previously exercised by the Optionee, upon the happening of the first of the following:

(i)The expiration of ten (10) years from the date of granting of such option;

(ii)The termination of the Optionee's employment with Peak for any reason (other than by death) with or without cause; or

(iii)The expiration of three (3) months after the date of death of the Optionee while engaged in employment with Peak.

"Employment with Peak" as used in this Plan, shall include employment with any subsidiary of Peak and options granted under this Plan shall not be affected by an employee's transfer of employment from Peak to a subsidiary, from a subsidiary to Peak, or between subsidiaries.


VII.Terms and Exercise of Options

The Committee, in granting options hereunder, shall have discretion to determine the terms upon which options shall be exercisable, including the imposition of the following conditions: (a) that outstanding options held by the proposed Optionee under this Plan or otherwise be surrendered; and
(b) that the Optionee deliver to Peak an irrevocable waiver of any rights, as a stockholder of Peak, to inspect Peak's books and records pursuant to any statute or otherwise under which he may' be entitled. Any option granted hereunder shall be embodied in a Stock Option substantially in the form of Exhibit "B" hereto, containing such additional terms and conditions, not inconsistent herewith, as shall, in the opinion of the Committee and counsel for Peak, be necessary or desirable. Said options may become exercisable in installments, with respect to various numbers of shares after such periods of time as the Committee shall select. An employee to whom an option is granted shall be required to execute an acceptance in the form attached to Exhibit "B" hereto or such other form as the Committee may prescribe.

Options may be exercised solely by the Optionee during his lifetime, or after his death while in the employment of Peak, by the person or persons entitled thereto under his Will or the laws of descent and distribution. The purchase price of the shares to which an option is exercised shall be paid in full, in cash, at the time of exercise. In no case may an option be exercised for a fraction of a share or may a fractional share be purchased or issued upon the exercise of an option. The holders of options shall not be or have any of the rights or privileges of a stockholder of Peak in respect of any shares purchasable upon the exercise of any part of an option, unless and until certificates representing such shares shall have been issued by Peak to such holders.

In the event of the death of the Optionee while engaged in employment with Peak, the person or persons entitled to the option under such Optionee's Will or the laws of descent and distribution shall, notwithstanding the other provisions of this Article VII, be permitted to exercise the option within three (3) months after the date of death of the Optionee (but in no event after the expiration of the term of the option) for all or any part of the full number of shares under the option not theretofore purchased by the Optionee, which shares were purchasable by the Optionee at the time of his death.


VIII.Non-Assignability

Options granted under this Plan shall not be assignable or transferable by the Optionee other than by Will or the laws of descent and distribution, and shall be exercisable during the lifetime of the Optionee only by the Optionee for his individual account, and no purported assignment or transfer of this option, or of the rights represented hereby, whether voluntary of involuntary, by operation of law or otherwise, shall vest in the proposed assignee or transferee any interest or right herein whatsoever, but immediately upon any such purported assignment or transfer, or any attempt to make the same, such option shall terminate and become of no further effect.

IX.Reorganizations and Recapitalizations of Peak

The existence of this plan and options granted hereunder shall not affect, in any way, the right or power of Peak or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in Peak's capital structure or its business, or any merger or consolidation of Peak, or its business, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common
Shares or the rights thereof, or the dissolution or liquidation of Peak, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceedings, whether of a similar character or otherwise.

In the event of any stock-split, stock dividend, compensation of shares or other capital reorganization or reclassification of Peak, which materially affects the value of the Common Shares, appropriate adjustment in the number of shares subject to an option or the option price per share, or both, shall be made by the Board of Directors of Peak to the extent that the Board of Directors may deem equitable; provided, that a stock dividend in an amount equal to five (5%) percent or less may not be deemed to materially affect the value of the shares subject to option. If Peak proposes to merge into or consolidate with any other corporation, Peak shall either (i) prior to such merger or consolidation, enter into a contract with the corporation into which Peak is being merged or consolidate providing for such corporation to assume the unexercised portion of the option; or

(ii) give notice to the Optionee as set forth below, permitting him to exercise his option in full. If Peak is to be liquidated or if, in connection with a merger or consolidation, Peak is to give notice entitling the Optionee to exercise his option in full, Peak shall cause at least thirty (30) days prior written notice to be mailed to the Optionee of the date on which any such merger, consolidation or liquidation shall take place, or of any record date as of which the holders of capital stock of Peak shall be entitled to participate with respect thereto; and thereafter, for a period of thirty (30) days after such notice shall have been mailed to the

Optionee, he shall have the right to exercise in full his option for all shares not theretofore purchased by him, with regard to the provisions for terms of the option. To the extent that the option remains unexercised after such thirty (30) day period, such option shall be void and without further force or effect.

x.Restrictions upon Transfer or Pledge of Shares

No voluntary or involuntary transfer or pledge of shares of Peak after issuance thereof to the Optionee (or of any shares subsequently issued in relation to such shares, whether as a stock dividend or otherwise) may be made or suffered by the Optionee except pursuant to the terms of an Employee-Shareholder Restrictive Agreement (~'Agreementfl), in the form attached hereto as Exhibit "A," which the Optionee and Peak shall execute upon exercise of any option granted hereunder, unless the Optionee has previously executed the Agreement with regard to shares previously purchased by the Optionee. In the event that the Agreement has not been previously executed by the Optionee, the Agreement shall be dated as of the date of exercise of the option.

XI.Compliance with Securities Law and Government Regulations

Whether or not the options and shares covered by the Plan have been registered pursuant to the Securities Act of 1933, each person exercising an option under the Plan may be required by Peak to give a representation in writing that he is acquiring such shares for his own account for investment, and not with a view to or for sale in connection with the distribution of any part thereof. Each option shall be subject to the requirement that if, at any time the Board of Directors of Peak determines, in its discretion, that the listing, registration or qualification of the shares subject to the option upon any securities exchange or under any state, Federal or foreign law, or the consent or approval of any governmental regulatory body, domestic or foreign, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, the option may not be exercised in whole or in part until such listing, registration, qualification, consent or approval shall have been effected or obtained and the same shall have been freed of any conditions not acceptable to the Board of Directors.

Shares issued hereunder shall be delivered to an Optionee only upon payment by such person to Peak of the amount of any withholding tax which may be imposed thereon under the provisions of any law of any taxing jurisdiction requiring such withholding tax.

The Committee may, under such terms and conditions as it deems appropriate, authorize an Optionee to satisfy withholding tax obligations under this paragraph by electing to have Peak withhold from the shares to be issued to the Participant shares having a fair market value equal to the amount of the withholding tax required to be withheld.

XII.	Amendments or Termination

The Board of Directors may amend, alter or discontinue the Plan at any time, but may not, without the consent of the Optionee, alter or impair any rights or obligations under any option theretofore granted hereunder.